QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF KPMG LLP

The Board of Directors
Apple Computer, Inc.

We consent to incorporation by reference in the registration statements (Nos. 2-70449, 2-77563, 2-85095, 33-00866, 33-23650, 33-31075, 33-40877, 33-47596, 33-57092, 33-57080, 33-53873, 33-53879, 33-53895, 33-60279, 33-60281, 333-07437, 333-23719, 333-23725, 333-60455, 333-82603, 333-93471, 333-37012, 333-52116, 333-61276, 333-70506 and 333-75930) on Forms S-8 and registration statements (No. 33-23317, 33-29578, 33-62310, 333-10961, 333-28191) on Forms S-3 and (Nos. 333-10961 and 333-28191) on Forms S-3/A of Apple Computer, Inc. of our report dated October 15, 2002, relating to the consolidated balance sheets of Apple Computer, Inc. and subsidiaries as of September 28, 2002 and September 29, 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended September 28, 2002, which report appears in the September 28, 2002 annual report on Form 10-K of Apple Computer, Inc.

KPMG LLP
Mountain View, California December 19, 2002

QuickLinks

  Exhibit 23.1
CONSENT OF KPMG LLP